EXPLANATORY NOTE

          Penederm Incorporated, a California corporation ("Penederm California"), previously filed (i) a Registration Statement on Form S-8 (No. 33-76100) on March 4, 1994, covering 1,018,714 shares issuable under Penederm California's Employee Stock Option Plan, as amended, Consultant Stock Option Plan, as amended, Equity Incentive Plan ("Incentive Plan") and 1994 Nonemployee Directors Stock Option Plan, (ii) a Registration Statement on Form S-8 (No. 33-92884) on June 8, 1995, covering 50,000 shares issuable under Penederm California's Employee Stock Purchase Plan ("Purchase Plan") and (iii) a Registration Statement on Form S-8 (No. 333-14317) on October 17, 1996 covering 400,000 additional shares issuable under Penederm California's Incentive Plan and 50,000 additional shares issuable under Penederm California's Purchase Plan. On August 1, 1997, after Penederm California's reincorporation in Delaware, the new corporation, Penederm Incorporated, a Delaware corporation ("Registrant"), filed Post-Effective Amendment No. 1 to the Registration Statements on Form S-8 listed in the preceding sentence, adopting those registration statements as its own registration statements for all purposes of the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934, as amended (the "Exchange Act"). This Registration Statement on Form S-8 is filed pursuant to Rule 413 and the general instruction to Form S-8 entitled "Registration of Additional Securities" and is made for the purpose of registering an additional 450,000 shares of the same class of securities previously filed under the above-referenced Registration Statements, which are issuable under the Incentive Plan and the Purchase Plan.


                            PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference

       The following documents filed or to be filed with the Commission by the registrant are incorporated by reference in this registration statement:

       (a) Penederm California's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed pursuant to
Section 13 of the Exchange Act;

       (b) Penederm California's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, filed pursuant to Section
13 of the Exchange Act; and

       (c) The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A filed pursuant to Section 12(g) of the Exchange Act and the description of the Registrant's rights to purchase Common Stock contained in the Registration Statement on Form 8-A filed pursuant to Section 12(g) of the Exchange Act, each as amended by the Registrant's report on Form 8-K filed on August 1, 1997.

       All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

Item 4.     Description of Securities

            Not applicable.

Item 5.     Interests of Named Experts and Counsel

            Not applicable.

Item 6.     Indemnification of Directors and Officers

            Pursuant to the Delaware General Corporation Law, the registrant has included in its certificate of incorporation provisions regarding the indemnification of officers and directors of the registrant. Article TENTH of the Registrant's
Certificate of Incorporation provides as follows:

       "TENTH.

            A.  RIGHT TO INDEMNIFICATION

                Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he or she is or was a director, officer or employee of the corporation or is or was serving at the request of the corporation as a director or officer, employee or agent of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized or permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than that law permitted the corporation to provide before the amendment) against all expenses, liabilities and losses (including, without limitation, attorneys' fees, judgments, fines, ERISA excise taxes and penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. Such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. However, the corporation shall indemnify any such person seeking indemnity in connection with an action, suit or proceeding (or part thereof) initiated by that person only if that action, suit or proceeding (or part thereof) was authorized by the board of directors of the corporation. The rights set forth in this Article TENTH shall be contract rights and shall include the right to be paid expenses incurred in defending any such proceeding in advance of its final disposition. However, the payment of such expenses incurred by a director or officer of the corporation in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such proceeding shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be so indemnified.

            B.  RIGHT OF CLAIMANT TO BRING SUIT

                If a claim under Paragraph A of this Article
TENTH is not paid in full by the corporation within 90 days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part, the claimant shall be entitled to be paid the expense of prosecuting that claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to this corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed. However, the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its board of directors, independent legal counsel or its stockholders) to have made a determination before the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its board of directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

            C.  NON-EXCLUSIVITY OF RIGHTS

                The rights conferred on any person by Paragraphs A and B of this Article TENTH shall not be exclusive of any other rights which such person may have or hereafter may acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or of disinterested directors, or otherwise.

            D.  EXPENSES AS A WITNESS

                To the extent that any director, officer or employee of the corporation is by reason of such position, or a position with another entity at the request of the corporation, a witness in any action, suit or proceeding, he or she shall be indemnified against all costs and expenses actually and reasonably incurred by him or her on his or her behalf in connection therewith.

            E.  INDEMNITY AGREEMENTS

                The corporation may enter into agreements with any director, officer, employee or agent of the corporation or any person who serves at the request of the corporation as a director, officer, employee, or agent of another corporation or other enterprise, providing for indemnification to the fullest extent permissible under the Delaware General Corporation Law.

            F.  EFFECT OF REPEAL OR MODIFICATION

                Any repeal or modification of this Article TENTH shall not adversely affect any right of indemnification of a director, officer or employee of the corporation existing at the time of such repeal or modification with respect to any action or omission occurring before the repeal or modification.

            G.  SEPARABILITY

                Each and every paragraph, sentence, term and provision of this Article TENTH is separate and distinct. If any paragraph, sentence, term or provision is held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of any other such paragraph, sentence, term or provision. To the extent required in order to make any such paragraph, sentence, term or provision of this Article TENTH valid or enforceable, the corporation shall, and the indemnitee or potential indemnitee may, request a court of competent jurisdiction to modify the paragraph, sentence, term or provision in order to preserve its validity and provide the broadest possible indemnification permitted by applicable law.

            H.  INSURANCE

                The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss of the type referred to in this Article TENTH, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under applicable law."

Item 7.     Exemption from Registration Claimed

            Not applicable.

Item 8.     Exhibits

            5    Opinion of Heller Ehrman White & McAuliffe

            23.1 Consent of Ernst & Young LLP

            23.2 Consent of Coopers & Lybrand L.L.P.

            23.3 Consent of Heller Ehrman White & McAuliffe
                 (filed as part of Exhibit 5)

            24   Power of Attorney (see pages 8 and 9)

            99.1 Equity Incentive Plan

            99.2 Employee Stock Purchase Plan

Item 9.     Undertakings

       A.   The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

               (i)  To include any prospectus required by
       Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                           SIGNATURES


       Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Foster City, State of California, on this 1st day of August, 1997.

                                             PENEDERM INCORPORATED

                                             By: /s/ Lloyd H. Malchow
                                                 ______________________
                                                 Lloyd H. Malchow
                                                 Director, President and
                                                 Chief Executive Officer



              POWER OF ATTORNEY TO SIGN AMENDMENTS

          Each person whose signature appears below constitutes and appoints Lloyd H. Malchow and Michael A. Bates, and each of them, with full power of substitution and full power to act without the other, such person's true and lawful attorneys-in-fact and agents for such person in such person's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as they or such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.

 /s/ Lloyd H.Malchow            Director, President    August 1, 1997
______________________________  and Chief Executive
     Lloyd H. Malchow           Officer (Principal
                                Executive Officer)


 /s/ Robert F. Allnutt          Director              August 1, 1997
______________________________
    Robert F. Allnutt


 /s/ William I. Bergman         Director              August 1, 1997
______________________________
    William I. Bergman


 /s/ David E. Collins            Director              August 1, 1997
______________________________
     David E. Collins


 /s/ Mark J. Gabrielson           Director              August 1, 1997
______________________________
    Mark J. Gabrielson


 /s/ Harvey S. Sadow, Ph.D.       Director              August 1, 1997
______________________________
Harvey S. Sadow, Ph.D.


 /s/ Gerald D. Weinstein, M.D.    Director              August 1, 1997
______________________________
Gerald D. Weinstein, M.D.




                       Index to Exhibits


                                                            Sequentially
                                                            Numbered
Exhibit No.    Description of Exhibit                       Page


 5             Opinion of Heller Ehrman White & McAuliffe

 23.1          Consent of Ernst & Young LLP

 23.2          Consent of Coopers & Lybrand L.L.P.

 23.3          Consent of Heller Ehrman White & McAuliffe
               (See Exhibit 5)

 24            Power of Attorney (See pages 8 and 9)

 99.1          Equity Incentive Plan

 99.2          Employee Stock Purchase Plan